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                                                                    Exhibit 21.1


Exhibit 21.1 - SUBSIDIARY OF REGISTRANT


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
                                      PERCENT OF           JURISDICTION
              NAME                    OWNERSHIP           OF ORGANIZATION
Three Rivers Bank and Trust Company      100%      Commonwealth of Pennsylvania
2681 Mosside Blvd.
Monroeville, PA   15146-3394
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